UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: August 28, 2008

(Date of Earliest Event Reported)

CREDENCE SYSTEMS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	000-22366	94-2878499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1421 California Circle Milpitas, California	95035
(Address of Principal Executive Offices)	(Zip Code)

408-635-4300

(Registrant’s Telephone Number, Including Area Code)

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 29, 2008, LTX-Credence Corporation, formerly known as LTX Corporation (“LTX-Credence”), and Credence Systems Corporation (“Credence”) completed the merger (the “Merger”) contemplated by the Agreement and Plan of Merger, dated as of June 20, 2008 (the “Merger Agreement”), among LTX-Credence, Zoo Merger Corporation, a wholly-owned subsidiary of LTX-Credence, and Credence. Credence is now a wholly-owned subsidiary of LTX-Credence as a result of the Merger. Following completion of the Merger, Credence common stock was deregistered under Section 12(b) of Securities Exchange Act of 1934, as amended (the “Exchange Act”) and delisted from trading on the NASDAQ Global Market.

In connection with the completion of the Merger, on August 29, 2008, Credence and LTX-Credence entered into a supplemental indenture to the indenture governing Credence’s 3.5% convertible senior subordinated notes due 2010 (the “Notes”). Under the terms of the indenture, as supplemented by the supplemental indenture, the Notes are unsecured senior indebtedness of Credence and bear interest at the rate of 3.5% per annum. Interest is payable by Credence on May 15 and November 15 of each year through maturity on May 15, 2010. At maturity, Credence will be required to repay the outstanding principal of the Notes and any accrued and unpaid interest thereon. As of August 29, 2008, the aggregate outstanding principal amount of the Notes was $122.5 million.

Pursuant to the indenture, as supplemented by the supplemental indenture, the Notes are convertible, subject to the satisfaction of certain conditions or the occurrence of certain events as described below, into shares of LTX-Credence common stock at a conversion price per share of LTX-Credence common stock of $13.46 (subject to adjustment in certain events). The Notes contain provisions known as net share settlement which, upon conversion of the Notes, require Credence to pay holders in cash for up to the principal amount of the converted Notes and to settle any amounts in excess of the cash amount in shares of LTX-Credence common stock.

Under the terms of the indenture, as supplemented by the supplemental indenture, each holder of Notes has the right, at his or her option, at any time on or before the close of business on the last trading day prior to the maturity date, to convert his or her Notes into shares of LTX-Credence common stock, only under the following circumstances:

•

during any calendar quarter beginning after December 31, 2006, and only during such calendar quarter, if, as of the last day of the immediately preceding calendar quarter, the volume weighted average price per share of LTX-Credence common stock for at least 20 trading days in the period of the 30 consecutive trading days ending on the last trading day of such preceding calendar quarter was more than 150% of the conversion price of the Notes on the last day of such preceding calendar quarter;

•

during any five trading day period after any five consecutive trading day period in which the trading price per $1,000 principal amount of Notes, as determined following a request by a holder in accordance with the procedures described in the indenture, for each day of that period was less than 98% of the product of (x) the volume weighted average price of LTX-Credence common stock for each day in that period and (y) the conversion rate per $1,000 principal amount of Notes;

•

if LTX-Credence distributes to all holders of LTX-Credence common stock rights or warrants entitling them to purchase, for a period expiring within 45 days of the date of issuance, LTX-Credence common stock at less than the closing price of LTX-Credence common stock on the day of issuance;

•

if LTX-Credence distributes to all holders of its common stock, assets, debt securities or rights to purchase LTX-Credence securities, which distribution has a per share value exceeding 7.5% of the volume weighted average price of LTX-Credence common stock on the business day preceding the declaration date for such distribution;

•

if a designated event (as such term is defined in the indenture) or an event that would have been a designated event but for the existence of the proviso in the definition of change of control in the indenture, occurs or is anticipated to occur;

•	at any time after Credence delivers a conversion termination notice to the holders of the Notes in accordance with the terms of the indenture; or

•	at any time during the period beginning 60 days prior to, but excluding, any scheduled designated event payment date (as such term is defined in the indenture) or the maturity date.

Following a designated event, Credence must offer to repurchase all Notes then outstanding at a repurchase price in cash equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest and liquidated damages (as such term is defined in the indenture), if any, to, but excluding, the date of payment.

If there is an event of default (as defined in the indenture), the principal of and premium, if any, on all the Notes and the interest accrued thereon may be declared immediately due and payable, subject to certain conditions set forth in the indenture. These amounts automatically become due and payable in the case of certain types of bankruptcy or insolvency events involving Credence. The following are some of the other events of default under the Notes:

•	Credence fails to pay principal or premium, if any, due at maturity, upon repurchase, acceleration or otherwise;

•	Credence fails to deliver all cash and any shares of common stock due upon conversion;

•	Credence fails to pay interest and such failure continues for a period of 30 days;

•	Credence fails to perform or observe any of the covenants or warranties in the indenture and fails to cure for 30 days after it is notified of such failure;

•	Credence fails to repurchase the Notes upon a designated event or fails to timely notify the holders of such event;

•	Credence defaults under a credit agreement, mortgage, indenture or instrument resulting in a payment due of $10,000,000 or more and fails to cure such default within 30 days; and

•	specified events involving Credence’s bankruptcy, insolvency or reorganization.

The foregoing descriptions of the supplemental indenture, the indenture and the Notes do not purport to be complete and are qualified in their entirety by reference to the supplemental indenture, the indenture and the Notes, which are filed as Exhibits 4.1, 4.2 and 4.3 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On August 29, 2008, LTX-Credence and Credence completed the Merger contemplated by the Merger Agreement, pursuant to which Credence became a wholly-owned subsidiary of LTX-Credence. Pursuant to the Merger Agreement, each share of Credence common stock outstanding as of immediately prior to the effective time of the Merger (the “Effective Time”) was converted into the right to receive 0.6129 shares of LTX-Credence common stock. As a result of this conversion, an aggregate of 63,020,745 shares of LTX-Credence common stock were issued to former stockholders of Credence and, immediately after the Effective Time, the former stockholders of Credence held 50.02% of the outstanding shares of LTX-Credence common stock and the continuing LTX-Credence stockholders held 49.98% of the outstanding shares of LTX-Credence common stock. In addition, at the Effective Time, all outstanding options and other equity-based awards to acquire shares of Credence common stock were converted into options and other equity-based awards to acquire shares of LTX-Credence common stock, as adjusted to reflect the exchange ratio of the Merger.

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Following completion of the Merger, Credence common stock was deregistered under Section 12(b) of the Exchange Act and delisted from trading on the NASDAQ Global Market. LTX-Credence common stock trades on the NASDAQ Global Market under the symbol “LTXC”.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 29, 2008, at Credence’s request and in connection with the completion of the Merger, The Nasdaq Stock Market LLC filed a Notification of Removal From Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934 on Form 25 to notify the Securities and Exchange Commission (the “SEC”) that Credence’s common stock, par value $0.001 per share, was deregistered under Section 12(b) of the Exchange Act, and delisted from trading on The Nasdaq Global Market effective prior to the open of trading on September 2, 2008. Additionally, on August 29, 2008 Credence filed with the SEC a Certification on Form 15 under the Exchange Act to suspend Credence’s reporting obligations under Sections 13(a) and 15(d) of the Exchange Act.

Item 3.03.	Material Modification to Rights of Security Holders.

The disclosure set forth in Items 1.01, 2.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant.

The disclosure set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 28, 2008, pursuant to the terms of the Merger Agreement, David Tacelli, Chief Executive Officer of LTX-Credence, was elected to the Board of Directors of Credence. Mr. Tacelli was not appointed to any committees of the Board of Directors of Credence.

On August 29, 2008, pursuant to the terms of the Merger Agreement and in connection with the consummation of the Merger, each of Henk J. Evenhuis, Lori Holland, David L. House, Lavi A. Lev, David Tacelli, Bruce R. Wright and Ping Yang, who constituted the Board of Directors of Credence immediately prior to the Merger, resigned and ceased to be directors of Credence as of the effective time of the Merger; and Mr. Tacelli was appointed as sole director of Credence. Upon completion of the Merger and pursuant to the terms of the Merger Agreement, Messrs. Lev, Wright and Yang and Ms. Holland were elected as Credence’s designees to the Board of Directors of LTX-Credence.

In addition, on August 29, 2008 at effective time of the Merger and pursuant to the terms of the Merger Agreement, Mr. Lev, Credence’s President and Chief Executive Officer, and Kevin C. Eichler, Credence’s Chief Financial Officer, and ceased to be executive officers of Credence.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 29, 2008, pursuant to the Merger Agreement and at the effective time of the Merger, Credence’s Amended and Restated Certificate of Incorporation was amended and restated in its entirety. Credence’s Amended and Restated Certificate of Incorporation is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by this reference.

Also on August 29, 2008, pursuant to the Merger Agreement and at the effective time of the Merger, Credence’s Amended and Restated By-Laws were amended and restated in their entirety. Credence’s Amended and Restated By-Laws are filed as Exhibit 3.2 to this Current Report on Form 8-K and are incorporated herein by this reference.

Item 8.01	Other Events.

On August 29, 2008, LTX-Credence issued a press release announcing the completion of the Merger. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDENCE SYSTEMS CORPORATION

Date: September 4, 2008	By:	/s/ David G. Tacelli
David G. Tacelli
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 20, 2008, by and among LTX-Credence Corporation (formerly known as LTX Corporation), Zoo Merger Corporation and Credence Systems Corporation (incorporated by reference to Exhibit 2.1 to Credence Systems Corporation’s Current Report on Form 8-K (File No. 000-22366) filed with the SEC on June 23, 2008)

3.1	Amended and Restated Certificate of Incorporation of Credence Systems Corporation

3.2	Amended and Restated By-Laws of Credence Systems Corporation

4.1	Supplemental Indenture, dated as of August 29, 2008, among LTX-Credence Corporation (formerly known as LTX Corporation), Credence Systems Corporation and The Bank of New York Mellon Trust Company, N.A.

4.2	Indenture, dated as of December 20, 2006, between Credence Systems Corporation and The Bank of New York Mellon Trust Company, N.A. (incorporated by reference to Exhibit 4.1 to Credence Systems Corporation’s Current Report on Form 8-K (File No. 000-22366) filed with the SEC on December 21, 2006)

4.3	Form of Global 3.5% Convertible Senior Subordinated Note due 2010, issued on December 20, 2006 by Credence Systems Corporation (incorporated by reference to Exhibit 4.2 to Credence Systems Corporation’s Current Report on Form 8-K (File No. 000-22366) filed with the SEC on December 21, 2006)

99.1	Press Release dated August 29, 2008